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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                          EXTREME TECHNOLOGIES, INC.
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                            a Delaware corporation

     ONE:  The name of this corporation is: Extreme Technologies, Inc.
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     TWO:  The address of this corporation's registered office in the State of
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Delaware is 1050 S. State Street in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

     THREE:  The nature of the business or purposes to be conducted or promoted
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is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

     FOUR:  This corporation is authorized to issue one class of stock which
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will be designated "Common Stock." The total number of shares of Common Stock which this corporation shall have authority to issue is Three Thousand (3,000), and the par value of each of such shares is one cent ($.01).

     FIVE:  The following provisions are inserted for the management of the
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business and the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

            A. The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of this corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by this corporation.

            B. The Board of Directors may adopt, amend or repeal the Bylaws of this corporation.

            C.  Election of directors need not be by written ballot.

     SIX:  The officers of this corporation shall be chosen in such a manner,
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shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board
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of Directors to remove any officer or officers at any time with or without cause.

     SEVEN:  No director of this corporation shall be personally liable to this
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corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. This Article SEVEN is also contained in Article VIII,
Section 1, of this corporation's Bylaws. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability or eliminated to the fullest extent permitted by the DGCL, as amended.

     EIGHT:  A.  Right to Indemnification.  Each person who was or is made a
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party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of this corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of this corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by this corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by this corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by this corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not

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entitled to be indemnified under this Article EIGHT or otherwise.

            B.  Right of Claimant to Bring Suit.  If a claim under paragraph A
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of this Article EIGHT is not paid in full by this corporation within ninety (90)
days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for this corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

            C.  Non-Exclusivity of Rights.  The rights conferred by this Article
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EIGHT shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

            D.  Insurance and Trust Fund.  In furtherance and not in limitation
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of the powers conferred by statute:

                (1) this corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him

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or her in any such capacity, or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her against such liability under the provisions of law; and

                 (2) this corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

            E.  Indemnification of Employees and Agents of this Corporation.
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This corporation may, to the extent authorized from time to time by the Board of
Directors, grant rights to indemnification, including the right to be paid by this corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of this corporation to the fullest extent of the provisions of this Article or otherwise with respect to the indemnification and advancement of expenses of directors and officers of this corporation.

            F.  Amendment.  This Article EIGHT is also contained in Article
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VIII, Sections 2 through 7, of this corporation's Bylaws. Any repeal or modification of this Article EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

     NINE:  This corporation reserves the right to alter, amend, rescind or
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repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     TEN:  The name and mailing address of the sole incorporator are as follows:
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                             S. A. Morgan
                             Irell & Manella
                             1800 Avenue of the Stars
                             Suite 900
                             Los Angeles, California 90067




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     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts stated are true, and accordingly, have hereto set my hand this 9th day of September, 1994.



                                       /s/ S. A. Morgan
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                                       S. A. Morgan, Incorporator

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